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                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): November 15, 1999



                         NORTHSTAR HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


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
                DELAWARE                                 0-21752                        25-1697152
(State or other jurisdiction of Incorporation)     (Commission File No.)     (IRS Employer Identification No.)
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              665 PHILADELPHIA STREET, INDIANA, PENNSYLVANIA       15701
              (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number including area code: (724) 349-7500



                                 Not Applicable
          (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS

Hiring of Chief Financial Officer

         On November 1, 1999, the Company hired James R. Martin as its new Executive Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer. Mr. Martin entered into an employment agreement with the Company for a term of three (3) years. Mr. Martin will perform the duties customarily attributed to the office of the chief financial officer under the direction of the Chief Executive Officer of the Company. James R. Martin has been appointed to the Board of Directors to fill a vacancy on the Board until elections are held at the next annual meeting of shareholders.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of businesses being acquired: None.

         (b)      Pro Forma financial information: None.

         (c)      Exhibits:

                  10.      Letter of Employment October 18, 1999 between James
                           R. Martin Northstar Health Services, Inc.

                  99. Press Release, dated November 12, 1999, issued by the Company.












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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Northstar Health Services, Inc.



/s/ Thomas W. Zaucha
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Name:  Thomas W. Zaucha
Title: Chairman, CEO, President and Director
       (Principal Executive Officer)


/s/ James R. Martin
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Name:  James R. Martin
Title: Executive Vice President, Chief Financial
       Officer and Treasurer
       (Principal Accounting and Financial Officer)

November 15, 1999